Exhibit 10.44
APPLICATION FORM
for RISE:
IMMEDIATE OPPORTUNITY PROJECT FUNDING
GENERAL INFORMATION

Applicant Name: City or County of	Chickasaw Country

Contact Person:	Dusten Rolando, PE	Title:	County Engineer

Complete Mailing Address	Courthouse, 8 East Prospect, PO Box 311

Street Address and/or Box No.

New Hampton	IA	50659	Daytime Phone:	641-394-2100

City	State	Zip		Area Code
If more than one local government is involved in this roadway project, please state the highway authority, contact person, mailing address, and telephone number of the second agency. (Attach an additional page if more than two agencies are involved.)

City or County of	Contact Person:

Complete Mailing Address

Street Address and/or Box No.

Daytime Phone:

City	State	Zip		Area Code

Was this application discussed with or reviewed by DOT District Office staff?	☑ Yes	☐ No

Have you applied for funding from the Department of Economic Development?	☑ Yes	☐ No
If so, please state amount, purpose, and status. IDED awarded VAAPFAP $400,000 grant, 6% investment tax credit, sale tax exemption (High Quality Jobs) to help with gap financing and rate of return
Please complete the following:
The proposed project is on the following type(s) of road:

☐ City Street	☐ Secondary Road	☑ Primary Road

This project involves	☐ Development of a New Road (Length in feet: )
☑ Improvement of an Existing Road (Length in feet: )
☐ Both
This project involves	☐ Expanding an Existing Development
☑ Attracting a New Development
☐ Retaining an Existing Development

Has any part of this development or roadway project been started?	☑ Yes	☐ No
If yes, please explain. Site grading and balancing is expected to begin mid August.

Does the project involve relocation of economic activity from elsewhere in Iowa?	☐ Yes	☑ No
If yes, please explain.
This application is for RISE funding as a       ☐ Loan    ☑ Grant   ☐ Combination
If this application is for a loan or a combination loan/grant, please state the proposed terms of repayment. (Include amount of principal to be repaid, proposed interest rate, length of repayment, etc.)
If this application is for funding for two or three program years, please specify the amount of funding requested for each year:

First year $240,000	Second year $	Third year $

ROADWAY PROJECT COST INFORMATION
(Please attach an itemized breakdown as Item J.)

RISE funds requested for roadway project	$240,000

Non-RISE funds available for roadway project	$70,000

List below the source and amount of these non-RISE roadway funds.

Source	Amount	Assured?

1. Company-Homeland	$70,000	yes
2.
3.
4.

Total cost of roadway project	$310,000

(The RISE funds requested and the non-RISE funds available should equal the total cost of roadway project.)

TOTAL CAPITAL INVESTMENT INFORMATION
(For purposes of this application, total capital investment should not include any investment in the roadway project. Please attach an itemized breakdown as Item I.)

Capital investment from private sources (non-roadway)	$223,600,000

Capital investment from public sources (non-roadway)	$400,000

Total Capital Investment	$224,000,000

ECONOMIC IMPACT INFORMATION

The type of development involved is	☑ Industrial/manufacturing
☐ Commercial/office/wholesale
☐ Park/tourist/recreational
☐ Retail
☐ Other (specify)
Please state the number of permanent, direct jobs created and/or retained as a result of this project. (Direct jobs created refer to new jobs in firms, developments, or sites specifically assisted by a RISE project but do not include construction or indirect “multiplier” jobs. Direct jobs retained do not include existing jobs unless there is an immediate threat the development will be located out-of-state, and documentation is provided.)

Permanent, full-time jobs at present		(Use full-time equivalents if necessary.)

Initial direct jobs created	40
(within first two years)

Future direct jobs created
(beyond first two years)

Total direct jobs created	40	Total direct jobs retained

DOCUMENTATION INFORMATION
The following documents must be attached to this application. In the upper right-hand corner of each document, write the letter shown below which the document supports. (Please refer to the general instructions for an explanation of each item.)
Please check that the following items are attached:

☑	A.	A RESOLUTION or resolutions approved by the participating local governments.

☑	B.	A NARRATIVE describing the potential economic development.

☑	C.	A TRANSPORTATION NARRATIVE assessing existing conditions, outlining the proposed concept of the roadway project, and providing adequate transportation justification.

☑	D.	A reproducible MAP identifying the general area, the location of the roadway project, and the location of associated economic development.

☑	E.	A PLAN and typical CROSS-SECTION of the roadway project.

☑	F.	A TIME SCHEDULE for the total development, including the roadway project.

☑	G.	ASSURANCE of at least 20 percent non-RISE financial participation in the project.

☑	H.	DOCUMENTATION that arrangements have been made for nonroadway factors intrinsic to the success of the development.

☑	I.	An ITEMIZED BREAKDOWN of total capital investment (nonroadway).

☑	J.	An ITEMIZED BREAKDOWN of total roadway project costs. The attached form must be used.

☑	K.	A NARRATIVE describing the associated economic development and jobs. The attached form must be used.

☑	L.	DOCUMENTATION that the proposed road project and economic development are consistent with any regional or metropolitan area long-range transportation plans in effect for the RISE project location.
CERTIFICATION
To the best of my knowledge and belief, all information included in this application is true and accurate, including the commitment of all physical and financial resources. This application has been duly authorized by the participating local government(s). I understand the attached RESOLUTION(S) binds the participating local governments to assume responsibility for adequate maintenance of any new or improved city streets or secondary roads.
I hereby certify, under penalty of perjury, that any award of RISE funds; any subsequent letting of contracts for design, construction, reconstruction, improvement or maintenance; or the furnishing of materials therefore; shall not involve direct or indirect interest, prohibited by Iowa Code Section 15A.2, 314.2, 362.5 or 331.342, of any state, county, or city official, elective or appointive. Any award of RISE funding or any letting of a contract in violation of the foregoing provisions shall invalidate the award of RISE funding and authorize a complete recovery of any funds previously disbursed.
I understand that, although this information is sufficient to secure a commitment of funds, a firm contract between the applicant and the Department is required prior to the authorization of funds.
Representing the Chickasaw County
Signed:

/s/ Virgil Pickar	8-20-07

Signature in Ink	Date Signed

Virgil Pickar, Chair	August 14, 2007

Typed Name and Title	Typed Date
Attested:

/s/ Judy A Babcock	8-20-07

Signature in Ink	Date Signed

Judy Babcock, Auditor	August 14, 2007

Typed Name and Title	Typed Date

RISE IMMEDIATE OPPORTUNITY APPLICATION
Roadway Project Description and Cost Estimate
(RISE-Eligible Items)

LEAD APPLICANT NAME: Dusten Rolando, P.E.	Date: August 21, 2007

ROAD PROJECT DESCRIPTION:

Location: IA 24 in Sec. 6 T95NR11W & Sec.1 T95NR12W

Length (ft.): 1750 +/- Pavement Width: 28’ & varies	ROW Width: Existing

Pavement Type: Hot mix asphalt (HMA)	Depth: 11” w/ special backfill base

TRAFFIC INFORMATION:

Present AADT (2006): 2340	% Trucks: 12%

Design Year AADT (2007): 2848	% Trucks: 26.7%

COST ESTIMATE:

Item Description	Units & Unit Cost	Total Cost
Roadway and borrow	1700 C.Y. @ $20	$34,000
Class 13 3xcavtionh	1000 C.Y. @ $25	$25,000
3” HMA surface course	490 ton @ $75	$36,750
8” HMA base course	1280 ton @ $75	$96,000
6” special backfill	1120 ton @ $30	$33,600
6” granular shoulder	380 ton @ $15	$5,700
Top soil	200 C.Y. @ $25	$5,000
Seeding	0.4 acres @ $3000	$1,200
Pavement markigns	50 STA @ $50	$2,500
Traffic controll	LS	$5,000

SUBTOTAL		$244,750

Engineering, Legal, Administration		$40,250

Contingency		$25,000

GRAND TOTAL		$310,000

Note:	If road project is in more than one jurisdiction, please prepare separate cost estimate forms for each portion and submit with applications.
Please refer to next page

RISE IMMEDIATE OPPORTUNITY APPLICATION
Road Project-Eligible and Ineligible Items
Examples of RISE-Eligible Items:
Storm Sewer (RISE-eligible costs include the cost of construction of longitudinal and outlet storm sewers made necessary by highway construction, in the proportion that the roadway right of way bears to the total drainage area to be served by the proposed sewers.)
Right-of-Way and Appraisal Costs (based on current market value; a qualified appraisal acceptable to the Office of Right of Way will be requested for approved projects)
Engineering, Legal, Administration
Clearing and Grubbing
Excavation
Removal of Pavement
Removal of Existing Structures
Removal of Drives
Removal of Sidewalk
P.C. Concrete Pavement
P.C. Concrete Drives
P.C. Concrete Sidewalk
Incidental P.C. Concrete
Earth Shoulder Finishing
Stabilized Shoulder Finishing
Rolled Stone Base
Hot-Mix Asphalt, Surface Course
Hot-Mix Asphalt, Intermediate Course
Hot-Mix Asphalt, Base
Primer and Tack Coat Bitumen
Cleaning and Preparation of Base
Granular Surfacing of Shoulders
Granular Surfacing of Road
Manhole
Intake
Apron
Corrugated Metal Pipe Culvert
Concrete Pipe Culvert
Backfill
Seeding
Guard Rail
Traffic Control
Design Services
Contingency
Ineligible Items Include:
Storm Sewer beyond the amount needed to drain the roadway.
Any pre-application costs (except qualifying advance right-of-way costs to protect or preserve a project corridor).

DESCRIPTION OF ASSOCIATED ECONOMIC DEVELOPMENT AND JOBS—ITEM K
Iowa law requires a number of factors be considered in assessing applications for RISE funding. To comply with this requirement, it is necessary that applicants provide additional information about the businesses and jobs that would be assisted by the requested RISE project funds. The following information must be provided for each business used to justify the project. Please note that all information supplied to the DOT is public information and cannot be held confidential.
1.	Each business involved should prepare a narrative addressing the following points. The narrative should be attached to the application as “Item K.”
A.	A description and history of the business, including the location of company headquarters, all current plants (both in- and out-of-state), and the number of full-time and part-time employees at each location.

B.	Data supporting historical and projected growth potential.

C.	The hourly wages and turnover rates for each current job classification.

D.	The hourly wages, whether full- or part-time, and expected turnover rates for each future job created.

E.	A description of employment conditions, including an itemized list and dollar value per employee of any job benefits, work environment, safety record, opportunity for advancement, etc.

F.	A list of any civil or criminal violations of state or federal law which the company has been charged with or convicted of during the last five years. Please include the violation and date, the agency which charged the violation, the outcome or resolution, and any penalties or settlement terms.

G.	Percentage of in-state suppliers.

H.	Iowa companies you expect to sell to which currently buy from non-Iowa companies and the percentage of your sales that will fall into this category.

I.	Expected impact on import substitution. (Import substitution means replacing inputs, products or services previously provided by out-of-state firms or from out-of-state locations with Iowa inputs, products or services.)

J.	Other Iowa companies that could be considered as your competitors.

K.	Required environmental permits.
2.	Briefly answer the following questions in the space provided.
A.	Is the company willing to give hiring preference to Iowa residents, or residents within a 30-mile radius, for the jobs created as a result of this project? Please provide a written plan describing the company’s hiring procedure and priorities. Homeland will use Iowa Workforce Development to help with hiring practices. They will seek to give preference to qualified Iowa residents within a 30 mile radius.

B.	If the company has, within three years of application for assistance, acquired or merged with an Iowa corporation or company, has it made and will it continue to make a good-faith effort to hire the workers of the merged or acquired company?

This is a new company so this not does apply.

C.	What percentage of the company’s total operating expenditures (including wages and salaries) will be spent within the state of Iowa? It is expected that nearly 95% of the plant’s expenses will be spent within the state of Iowa. The majority of the expenses are related to raw material (corn), energy, and wages and benefits.

D.	Of the total dollar amount of annual sales, what is the expected percentage of out-of-state sales?

90% — DDGS & ethanol may be trucked to Iowa markets but the vast majority will be sent out of state.

E.	Are any other state funds being requested for the road or economic development project? If so, please list the source, amount requested, and purpose of funding. No other funds are being requested for road improvements. Financial assistance has been received through IDED; Homeland will be requesting funds for the rail project through the DOT Rail Revolving Loan & Grant Program.

ITEM A
RESOLUTION NO. 08-20-2007-26
RESOLUTION ENDORSING THE APPLICATION FOR THE IOWA
DEPARTMENT OF TRANSPORTATION’S IMMEDIATE OPPORTUNITY RISE
PROJECT FUNDING TO SUPPORT HOMELAND ENERGY SOLUTIONS LLC
WHEREAS, Chickasaw County is pursuing an immediate nonspeculative opportunity and negotiating with officials of Homeland Energy Solutions LLC; and
WHEREAS, the reconstruction and paving of improvements to Highway 24 is necessary for appropriate access to the site and for the safety and well being of those traveling on Highway 24; and
WHEREAS, Homeland Energy Solutions LLC intends to create 40 full time jobs; and
WHEREAS, the Board of Supervisors of Chickasaw County, Iowa, desires to encourage this project to occur and fully endorses this project; and
WHEREAS, Chickasaw County pledges to provide the funds for the project.
NOW, THEREFORE, IT IS HEREBY RESOLVED by the Board of Supervisors of Chickasaw County, Iowa that:
1. The County wholeheartedly endorses an application requesting financial assistance from the Iowa Department of Transportation to improve Highway 24 and assures the financial participation of the County for 20 percent non-RISE participation in local match for this industrial development project.
2. The Chair is authorized to sign any and all RISE application documents.
Passed and approved by the Board of Supervisors of Chickasaw County, Iowa, this 20th day of August, 2007.

/s/ Virgil M. Pickar, Jr.
Virgil M. Pickar, Jr., Chairman
Board of Supervisors
Attested:

/s/ Judy A. Babcock Judy A. Babcock, Auditor

Narrative — Economic Development Potential	Item B
Homeland Energy Solutions, LLC (Homeland) intends to build an ethanol plant with a nameplate capacity of 100 million gallons per year east of new Hampton in Chickasaw County Iowa. This corn-based grain processing facility will be the first in the world to use coal gasification for its energy source. Ethanol production has been shown to have a positive impact on rural economies in many ways.
The plant will create 40 new jobs with wages totaling more than $1.5 M. The benefit package increases the value (see Item K – E). A few more construction and permanent jobs may be created with the coal gasification process being installed. In addition, plants help “create” many jobs during construction and the multiplier effect creates more spin-off jobs. The Institute for Decision Making at the University of Northern Iowa completed a study in November 2004 for 100 M gallon plant in Buena Vista County used IMPLAN software. During construction, many workers are required to build a facility predicted to cost over $238 M. UNI projected the need for a total of 2661 employees during the 15-18 month time period. That analysis also showed the plant would create 110 indirect jobs and 27 induced new jobs related to operations and another 14 jobs generated from the income earned by plant employees. 1
Last year, an Iowa State study by economists in the College of Agriculture challenged other studies.2 Swenson and Ethington’s conservative analysis looked at four ethanol plants in Iowa using data from 2005. They found a prototypical plant, without local ownership, had this impact:

	Direct	Indirect	Induced	Total	Multiplier
Output	$181,584,000	$27,145,981	$2,520,973	$211,250,864	1.16
Value added	$31,334,326	$8,598,854	$1,570,476	$41,503,655	1.32
Jobs	43	71	36	150	3.49
They also considered the value of local investment in the economic impact and analyzed different levels of local impact. Homeland Energy has over 1075 investors and many are from the local area. If merely 27% of the investment is locally owned, the value is much higher than a plant without local ownership:

	Direct	Indirect	Induced	Total	Multiplier
Output	$215,631,008	$32,039,446	$5,370,682	$253,041,136	1.17
Value added	$30,832,502	$11,378,242	$3,180,471	$45,391,215	1.47
Jobs	43	119	75	236	5.49

[1]	UNI, Economic Impact Analysis, November 2004.

[2]	Swenson, David. “Model Economic Analysis: An Economic Impact Assessment of an Ethanol Production Facility in Iowa.” Department of Economics, Iowa State University. July 2006.

ITEM C
EXISTING CONDITIONS, PROPOSED CONCEPT & TRANSPORTATION JUSTIFICATION
A 100 million gallon per year ethanol plant is proposed in Chickasaw County in the W 1/2 of Sec. 6-T95N-R11W and the East 1/2 of Sec. 1-T95N-R12 W. The proposed site is south of an east – west railroad main line owned by the Iowa, Chicago and Eastern Railroad. The site is on IA 24 between New Hampton and Lawler. Access to the plant will be from IA 24, with the main plant access on the north side of the highway.
Due to the amount of trucks accessing the site, the proposed entrance will warrant the construction of a minor right turn lane for west-bound traffic. The 2006 average annual daily traffic (AADT) on IA 24 adjacent to the proposed site is 2, 180 vehicles per day, with trucks comprising 270 vehicles per day, which is 12 % of the total volume. The proposed project is projected to generate the following traffic:

Trucks (224x2)	448	truck trips per day
Employees (30x2)	60	employee trips per day

Subtotal	508
Existing AADT	2, 180

Total Trips with Existing and Proposed Trips	2, 688

The proposed improvement will allow the increased west-bound truck traffic to more safely exit the roadway, providing safer traffic flow into the facility and on IA 24. The minor right turn lane is warranted based on the Iowa DOT Design Guide, Chapter 6, Section 6-A1.

N
APPROX. SEC. LINE
T-95-N R-11-W
Sec. 6
T-95-N R-12-W
Sec. 1
450′ Right Turn Lane
24
APPROX. SEC. LINE
150′ Left Turn Lane
Intersection Station 274+15
0
500
FEET

WHKS & co.

ITEM D

Proposed Entrance Centerline
150'
120'
273+00
271+00
269+00
Existing Centerline
267+00
265+00
24
WHKS & co.
180'
281+00
279+00
Proposed Entrance Centerline
450'
277+00
R=125'
R=70'
Existing Centerline
275+00
273+00

ITEM E

℄
Existing Resurfacing
Existing Pavement
Edge Existing Through Lane
12'
1 1/2" Surface Course
1 1/2" Intermediate Course
8" HMA Base Course
6" Special Backfill
Widening Varies 0' to 28'
Class 13 Excavation
2.0%
4.0%
6'
3'
6" Granular Shoulder
Embankment-In-Place
3
1
Existing Foreslope
Proposed Foreslope

ITEM E

WHKS & co.

Time Schedule	Item F
4th Quarter 2005: Formation of Company after feasibility study was completed
1st Quarter 2006: Completed business plan
4th Quarter 2006: Completed equity drive
3rd Quarter 2007: Site balancing and plant construction begin
2nd Quarter 2008: Begin road work
2nd Quarter 2008: Begin rail work
4th Quarter 2008: Hire Employees and Management
4th Quarter 2008: Begin Operations

Assurances	Item G
Chickasaw County, by resolution, assures they will provide the required match, no less than 20 percent of the total cost of the roadway project, which is being considered for RISE funding.

Documentation of Arrangements	Item H
All arrangements have been made to assure this will be a successful project related to nonroadway factors intrinsic. Funds have been raised. The site design is finished and site grating and balancing is slated to start this month, August. Water testing has been completed. The rail design has been approved. Required environmental permits have been issued.
Iowa Workforce Development will help with hiring and the community college will be involved with job training.

Total Capital Investment (non-roadway)	Item I

Use of Funds	Budget
Land Acquisition	$2,800,000
Site Preparation	7,670,000
Building Construction	146,017,200
Other Machinery & Equipment	500,000
Computer Hardware	75,000
Computer Software	100,000
Furniture & Fixtures	85,000
Coal Gasification	61,877,800

Total	$219,125,000

Associated Economic Development & Jobs	Item K
A. Homeland Energy Solutions LLC (herein, Homeland) was founded by eight individuals from northeast Iowa, all with substantial experience in various parts of the ethanol industry. Homeland was founded with the intention of building an ethanol plant within either Chickasaw or Winneshiek County. Currently headquartered in Riceville, Iowa, Homeland is a start up company with no prior locations or employees.
B. Ethanol has become a booming industry throughout the country, but particularly in the upper Midwest where corn production is prevalent. Ethanol production increased 20 percent to 4.86 billion gallons in 2006, but still fell short of demand which rose 33 percent to 5.4 billion gallons. Demand is only going to increase as Iowa begins in earnest to implement the Renewable Fuels Standard (RFS) put in place to have biofuels compose 25 percent of the state’s fuel usage by 2019.
C. This is a new facility. There currently are no jobs.
D. Once the facility becomes operational, it will generate 40 FTE jobs with a total payroll of $1,520,350 and an average hourly wage of $18.27 – 30 percent higher than the average wage in Chickasaw County. Turnover is expected to be minimal, as ethanol plants traditionally have a very low turnover rate.
New Jobs and wages are as follows:

General Manager	1	$85,000
Plant Manager	1	80,000
Lab Manager	1	60,000
Maintenance Supervisor	1	53,000
Quality Assurance Sup.	1	50,000
Shift Supervisor	3	45,000
Controller	1	42,000
Merchandiser	1	50,000
Operators 1	18	34,500
Operators 2	4	27,000
Maintenance Technicians	2	36,100
Lab Technician	1	35,150
Administrative — Scale	2	23,000
Yard Maintenance	1	27,000
Administrative Clerk	1	27,000
Inventory Clerk	1	29,000
E. Homeland understands the importance of having a clean and safe working environment. Homeland will conduct safety and productivity programs which involve both management and general employees. These programs will have required targets in order to achieve compliance. Jobs are highly competitive and Homeland will do all they can to retain employees. Promotion, when openings occur, is commonly done from within as current employees already have a working knowledge of the plant.

Associated Economic Development & Jobs	Item K
Employee benefits are as follows:

Medical/Health Insurance	$4,620
Dental Insurance	$600
Vision Insurance	$300
Life Insurance	$360
STD	$200
LTD	$540
Additionally, the company will contribute 3% of the employee’s salary per year to a 401(k) plan.
F. Homeland is a start-up company; hence they have no previous violations of state or federal law.
G. A good estimate would be that 75-90% of all suppliers will be in-state since the number of framers selling corn to the plant is expected to be a large number and most of those could be Iowans.
H. Livestock producers, aka Iowa companies, may be buying feed from out-of-state and they could use DDGS. Iowa companies buying ethanol cold be buying from a number of sources.
I. Since this is a new firm, no import substitution can take place. Ethanol plants create new markets for a variety of services and supplies. Often new firms develop close to a plant.
J. Homeland’s main product will be ethanol. There are currently 28 currently producing ethanol facilities in Iowa, with six more currently under construction. Despite this high number, with supply still not meeting the increasing demand for ethanol, there will be no direct competition between these plants.
K. An Air Quality Construction Permit has been issued by the Iowa Department of Natural Resources.

ATTACHMENT L
INRCOG
Iowa Northland Regional Council Of Governments
229 E. Park Avenue
Waterloo, IA 50703
Phone 319-235-0311
Fax 319-235-2891
August 20, 2007
RISE Program: Immediate Opportunity
Iowa Department of Transportation
Office of Systems Planning
800 Lincoln Way
Ames, IA 50010
To Whom it May Concern:

RE:	Homeland Energy Solutions LLC RISE Application Chickasaw County
As required, the Iowa Northland Regional Transportation authority (INRTA) has reviewed the above referenced project to ensure that it is consistent with the goals and objectives of the INTRTA’s current Long Range Transportation Plan. Subject to Iowa DOT review, we concur that the project is consistent with the goals of the plan as it relates to land use, traffic and the continued development of an efficient transportation system.
If you have any questions or require additional information relating to this project, please contact me at your earliest convenience Sincerely,

/s/ Kevin Blanshan Kevin Blanshan Director of Transportation and Data Services

cc:	Maurice Welsh, Chair, RTA Rod Larsen, District Planner, Iowa DOT